                                                                  EXHIBIT 10.15

                                    [IAC
                          IRVINE APARTMENT COMMUNITIES
                                  LETTERHEAD]

April 28, 1997


Richard E. Lamprecht
4 San Rafael Place
Laguna Niguel, CA 92656


Dear Rick:

Donald Bren and I are very pleased to promote you to the position of Division President, Irvine Ranch Operations. This letter will confirm the terms of your employment in this new role.

Position Title:     Division President, Irvine Ranch Operations

Effective Date:     April 25, 1997

Base Salary:        $16,667/month ($200,000 annual equivalency)

Cash Bonus:         For 1997 only, you will be guaranteed a cash bonus award of
                    $200,000 assuming continued employment through the remainder of the year. In future years, you will be eligible to earn an annual payment of 0-100% of your base salary, based upon your performance and the Company's performance.

Stock Options:      In addition to the award of 10,000 stock options that you
                    received on February 4, 1997; you will be provided with another 20,000 options awarded effective April 25, 1997 at an exercise price of $26.625 per share. You will also be provided with an annual award of 10,000 stock options in each of the years 1998 through 2001 assuming continued employment. As with your previous restricted stock award, you will receive quarterly dividend payments for these new shares.

Auto Allowance:     $700 per month.

Physical
  Examination:      You will be eligible for a periodic physical examination at the Company's expense.

Rick Lamprecht
Page Two


Benefits:           You will continue to participate in corporate fringe
                    benefits programs (health, life insurance, etc.) as established by Company policy.

Your official acceptance of these terms of employment will be indicated by signing and returning the duplicate of this letter to me. If you have any questions, please do not hesitate to call. Congratulations again on your expanded role in Irvine Apartment Communities.

Sincerely,


[SIG]

William H. McFarland
Director


I understand and accept that the terms of this employment letter are all inclusive and supersede all other verbal or written discussions of my terms of employment.

Signature:   [SIG]                                Date:   4-28-97
             ---------------------------------            ---------------------
             Richard E. Lamprecht